UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2014

AUTRIS
(Exact name of registrant as specified in its charter)

Nevada	88-0410480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12021 Wilshire Blvd. #234, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

1-310-430-1388
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02              Unregistered sales of Equity Securities

As completed on January 27, 2014, AUTRIS, a Nevada corporation (the “Corporation”) raised a total of $210,105 USD in a private offering of 6,003,000 shares of its restricted common stock at $0.035 per share.  Such shares of common stock shall be issued in accordance with exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation S promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Anand Derek Naidoo
Anand Derek Naidoo, Chief Executive Officer

Dated: January 28, 2014